SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Precious Investments, Inc.

(Exact name of registrant as specified in its charter)

NV	90-0338080
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 - 21 Dundas Square
Toronto Ontario, Canada	M5B 1B7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-195306 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-195306) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 2.1	Acquisition of Shares Agreement(1)
Exhibit 3.1	Articles of Incorporation of the Registrant (2)
Exhibit 3.2	Certificate of Designation(3)
Exhibit 3.3	Certificate of Amendment (4)
Exhibit 3.4	Certificate of Change(4)
Exhibit 3.5	Certificate of Designation(5)
Exhibit 3.3	Bylaws of the Registrant (6)
Exhibit 10.1	Promissory Note(1)
Exhibit 10.2	Promissory Note(1)
Exhibit 10.3	Employment Agreement(7)
Exhibit 10.4	Termination and Restructure Agreement(8)
Exhibit 10.5	Promissory Note(8)

  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on April 27, 2016.
  Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the US Securities and Exchange Commission on May 14, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 14, 2015.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 31, 2015.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on September 19, 2016.
  Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on April 15, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 3, 2016.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on October 28, 2016.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October 31, 2016

Precious Investments, Inc.

By: /s/ Kashif Khan

Kashif Khan

Title: Chief Executive Officer

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